UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                      December 6, 2005 (November 15, 2005)
                      ------------------------------------
               Date of report (Date of earliest event reported):


                                   Team, Inc.
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               (Exact Name of Registrant as Specified in Charter)


Texas                                  001-08604                    74-1765729
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
of Incorporation)                                            Identification No.)


                      200 Hermann Drive, Alvin, Texas 77512
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              (Address of Principal Executive Offices and Zip Code)


Registrant's telephone number, including area code:  (281) 331-6154
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement
            ------------------------------------------

On October 5, 2005, Team entered into a First Amendment to Credit Agreement previously disclosed and described in its Form 10-Q filing of October 17, 2005. That amendment is attached as Exhibit 10.1 to this filing. On November 15, 2005, Team entered into a Second Amendment to Credit Agreement that exercised the pre-existing "accordion" feature of the credit facility and expanded the capacity of the revolving commitments of the participating banks to a total of $60 million from $50 million. The amendment also waived compliance with the leverage ratio in Section 7.14(b) of the Credit Agreement for the fiscal quarter ended on November 30, 2005 in the event that Climax Portable Machine Tools, Inc. ("Climax") was sold in that quarter. The First Amendment to Credit Agreement provided that the leverage ratio would automatically be reduced to 3:1 in any quarter that Climax was sold. The Second Amendment to Credit Agreement is attached as Exhibit 10.2 to this filing.

Item 2.01.  Completion of Acquisition or Disposition of Assets
            --------------------------------------------------

On November 30, 2005, Team sold all of the outstanding stock of Climax Portable Machine Tools, Inc. ("Climax"), its equipment sales and rental segment, to an affiliate of Horizon Partners Ltd. for approximately $14.5 million in cash. The purchase price is subject to adjustments based on various "true-ups" to the actual final closing balance sheet to be delivered within 45 days of the closing.

The assets associated with the Climax sale include an owned facility in Newberg, Oregon located on approximately 3 acres, inventory of approximately $2.5 million, demo machines, accounts receivables and an investment in Climax GmbH, a joint venture in Germany

Horizon Partners Ltd. is a private investment holding company with offices in Naples, Florida and Milwaukee, Wisconsin, which acquires and builds companies. Its portfolio includes the leading independent processor of peanuts in the United States; the largest manufacturer of membrane switches in North America; and a producer of nonwoven fabrics for the filtration, medical, and pipe repair markets.

A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 to this filing.

The press release issued on November 30 by the Company related to the transaction was filed as an attachment to an earlier Form 8-K filed on November 30, 2005.

Item 9.01   Financial Statements and Exhibits.
            ----------------------------------

(c)  Exhibits

     2.1    Stock Purchase Agreement dated November 30, 2005

     10.1   First Amendment to Credit Agreement dated October 5, 2005

     10.2   Second Amendment to Credit Agreement dated November 15, 2005




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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Team, Inc.


                                     By: /s/ Gregory T. Sangalis
                                         ---------------------------------------
                                         Name: Gregory T. Sangalis
                                         Title:  Senior Vice President - Law &
                                         Administration
Date: December 6, 2005


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


                                 Exhibit Index


Exhibit Number      Description
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     2.1            Stock Purchase Agreement dated November 30, 2005

     10.1           First Amendment to Credit Agreement dated October 5, 2005

     10.2           Second Amendment to Credit Agreement dated November 15, 2005



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